Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Constellation Brands, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-217584) and Form S-8 (Nos. 33-26694, 33-56557, 333-88391, 333-132061, 333-146849, 333-149206, and 333-161155) of Constellation Brands, Inc. of our report dated April 27, 2017, except for note 19, which is as of October 31, 2017, with respect to the consolidated balance sheets of Constellation Brands, Inc. and subsidiaries as of February 28, 2017 and February 29, 2016, and the related consolidated statements of comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended February 28, 2017, which report appears in the Form 8-K of Constellation Brands, Inc. dated October 31, 2017, and to the reference of our firm under the heading “Experts” in the Registration Statement on Form S-3 (No. 333-217584), and our report on the effectiveness of internal control over financial reporting as of February 28, 2017, which report appears in the February 28, 2017 annual report on Form 10-K of Constellation Brands, Inc.

/s/ KPMG LLP

Rochester, New York
October 31, 2017